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                                                                    EXHIBIT 99.1



THURSDAY JULY 13, 12:15 PM EASTERN TIME

COMPANY PRESS RELEASE

SOURCE: Williams Communications


WILLIAMS COMMUNICATIONS ANNOUNCES PRIVATE PLACEMENT OF DEBT

TULSA, Okla., July 13/PRNewswire/ -- Williams Communications (NYSE:WCG - news) announced today that it is considering plans to sell approximately $700 million of senior notes in a private placement. The securities will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

The proceeds from the sale of the securities will be used to continue the enhancement and expansion of the Williams Communications network and for working capital and general corporate purposes.

Contact: media, Gil Broyles, 918-573-4740, or gil.broyles@williams.com, or investors, Patricia Kraft, 918-573-0649, or patricia.kraft@williams.com, both of Williams Communications.

SOURCE: Williams Communications